UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 25, 2010 (June 21, 2010)
HCA INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-11239 (Commission File Number)	75-2497104 (IRS Employer Identification No.)

One Park Plaza, Nashville, Tennessee (Address of principal executive offices)	37203 (Zip Code)
Registrant’s telephone number, including area code: (615) 344-9551
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
     On June 21, 2010, Hercules Holding II, LLC, the holder of 91,845,692 shares, or approximately 97%, of the issued and outstanding shares of capital stock of HCA Inc. (the “Company”), executed a written consent approving: (1) the Company’s Amended and Restated Certificate of Incorporation, (2) an increase in the number of authorized shares of the Company’s common stock from One Hundred Twenty-Five Million (125,000,000) to One Billion Eight Hundred Million (1,800,000,000), as reflected in the Company’s Amended and Restated Certificate of Incorporation and (3) the adoption of the 2006 Stock Incentive Plan for Key Employees of HCA Inc. and its Affiliates, as Amended and Restated (the “Stock Incentive Plan”). The consent will become effective on or about July 12, 2010. The written consent contemplates that the Amended and Restated Certificate of Incorporation and the Stock Incentive Plan will become effective immediately prior to and subject to the effectiveness of the registration statement relating to the anticipated initial public offering of the Company’s common stock. A notice of the foregoing stockholder action has been sent to the holders of record of the Company’s issued and outstanding capital stock as of the close of business on the record date, June 16, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCA INC. (Registrant)
By:	/s/ John M. Franck II
John M. Franck II
Vice President and Corporate Secretary

Date: June 25, 2010